UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 31, 2016

ALPINE AUTO BROKERS INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-204161	38-3970138
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11/F Johnson Industrial Mansion

340 Kwun Tong Road

Kowloon

Hong Kong

(Address of principal executive offices)

852-21807022

 (Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 31, 2016, Alpine Auto Brokers, Inc. (the “Company”), terminated the engagement of Pritchett, Siler & Hardy, P.C. (“Pritchett”). The auditor report by Pritchett contained in the financial statements of the Company for the year ended December 31, 2015, filed as part of the annual report on Form 10-K for the year ending December 31, 2015, did not contain an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, other than as related to the Company’s ability to continue as a going concern. There had been no disagreements with Pritchett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two years ended December 31, 2015 and 2014, nor from December 31, 2015 through August 31, 2016

On August 30, 2016, the Company engaged DCAW (CPA) Limited as its independent accountant to provide auditing services for going forward for the Company. Prior to such engagement, the Company had no consultations with DCAW (CPA) Limited. The decision to hire DCAW (CPA) Limited was approved by the Company’s Board of Directors.

On August 31, 2016, the Company provided Pritchett with its disclosures in the Current Report on Form 8-K disclosing the dismissal of Pritchett and requested in writing that Pritchett furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. Pritchett's response is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter dated August 31, 2016 from Pritchett, Siler & Hardy, P.C.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 31, 2016

Alpine Auto Brokers, Inc.

/s/ Tsz Ting Ip

By: Tsz Ting Ip

Title: President